UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 526
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As disclosed in previous filings, Commerce One, Inc. is conducting a sale of its assets in connection with its bankruptcy petition, filed in United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), Case Number 04-32820-DM-11. The auction is being conducted in two steps: an initial bid process open to the public followed by a final auction among qualified bidders. Bids were permitted on three different aspects of our business. They are (i) substantially all of our assets; (ii) certain web services patents only; and (iii) substantially all of our assets other than the web services patents. On or before the deadline to submit initial bids, which was December 2, 2004, we received initial bids from 8 parties. We received 1 bid for substantially all of our assets, 8 bids for the web services patents only, and 1 bid for substantially all of our assets other than the web services patents (two of the parties submitted multiple bids). All of the current bids for the web services patents were $1.0 Million. Pursuant to our agreement with ComVest and subject to court approval, ComVest and its affiliates have agreed to credit bid $4.1 Million in debt owed to it to purchase substantially all of our remaining assets.

The final auction, at which the sale of our assets will take place (to be conducted among bidders who have submitted qualified bids) is to occur at a hearing before the Bankruptcy Court at 9:30 a.m., Pacific Time, on December 6, 2004. At the hearing, all participating bidders will have the option of bidding on substantially all of our assets even if their initial bids were for the patents alone, or for the assets other than the patents.

As of December 2, 2004, we estimate that our total liabilities owed to our creditors totaled approximately $9.7 million, including approximately $5.1 million owed to ComVest. Our total liabilities will continue to increase over time. To the extent the sale of our assets at this hearing yields less than the total liabilities owed to our creditors and/or the administrative costs associated with the bankruptcy proceeding, there will be no amounts remaining to be paid to our stockholders.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning expectations regarding the sale of our assets and our inability to meet all of our debts and obligations. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the level of interest in purchasing our assets; the sale price of our assets; the extent of our liabilities from time to time; potential objections to the bidding process or the auction by third parties; the decisions of the Bankruptcy Court; other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: December 3, 2004